Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                                 EXHIBIT 10.5

                            TERMINATION, SETTLEMENT
                            AND INVESTMENT AGREEMENT

            THIS TERMINATION, SETTLEMENT AND INVESTMENT AGREEMENT (hereinafter "Agreement"), made as of July 16, 1996, by and between Anthra Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., having its principal business office at 19 Carson Road, Princeton, New Jersey 08540, U.S.A. ("Anthra"), and Schering AG, a corporation organized under the laws of the Federal Republic of Germany, having its principal business office at 13342 Berlin, Germany ("Schering"),

                                   WITNESSETH:

            WHEREAS, Anthra has developed certain proprietary know-how and data with respect to N-Trifluoroacetyladriamycin-14 valerate, a doxorubicin derivative ("AD 32"); and

            WHEREAS, Anthra and Schering entered into a Development and License Agreement, dated as of September 20, 1995, relating to AD 32 ("D&L Agreement"); and

            WHEREAS, Anthra and Schering have agreed to terminate the D&L Agreement and render the D&L Agreement null

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
                                      -2-


and void except as restated herein; and

            WHEREAS, it is the intention of Anthra and Schering that all issues in connection with the D&L Agreement be forever settled, that this Agreement be substituted in place of the D&L Agreement, and that neither of the parties, upon the signing of this Agreement, be further obligated under the D&L Agreement;

            NOW, THEREFORE, in consideration of the recitals above made, and the payments, covenants and obligations set forth herein, and intending to be legally bound, the parties agree as follows:

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                                      -3-


                                    ARTICLE I

                                   DEFINITIONS

            1.1 "AD 32" shall have the meaning set forth in the preamble hereto.

            1.2 "Affiliate" of a person shall mean any corporation, partnership or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. "Control" and, with correlative meanings, the terms "controlled by" and "under the common control with" shall mean the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, resolution, regulation, or otherwise.

            1.3 "Anthra" shall mean Anthra Pharmaceuticals, Inc. and its Affiliates.

            1.4 "Audit Disagreement" shall have the meaning set forth in Section 5.7.

            1.5 "Contract Quarter" shall mean each period of three consecutive calendar months during the term of this Agreement, commencing on the first day of January, April, July or October, as the case may be, and any partial such period ending on the date of expiration or earlier termination of this Agreement.

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                                      -4-


            1.6 "D&L Agreement" shall mean the Development and Licensing Agreement entered into between Anthra and Schering, as of September 20, 1995.

            1.7 "Disclosing Party" shall have the meaning set forth in Section 6.3.

            1.8 "Licensee" shall mean any third party to which Anthra grants a license to market, sell and distribute the Product.

            1.9 ***

            1.10 "Notice" shall have the meaning set forth in Section 8.1.

            1.11 "Product" shall mean AD 32, in finished dosage form, including all forms of application and administration, whether or not in combination with any other pharmacologically active ingredient.

            1.12 "Purchaser" shall mean any third party which purchases or otherwise acquires Anthra's rights in or to AD32 and/or the Product.

            1.13 "Receiving Party" shall have the meaning set forth in Section 6.3.

            1.14 "Schering" shall mean Schering AG and its Affiliates.

            1.15 "Shares" shall have the meaning set forth in Section 4.1.

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                                      -5-


                                   ARTICLE II

                                    RELEASES

            2.1 Mutual Releases. In consideration of the promises, covenants, and payments under this Agreement, Anthra, for the first part, and Schering, for the second part, and their respective successors, administrators, legal representatives, assigns, employees, parent and subsidiary corporations, partners, their respective stockholders, officers, directors, representatives, principals, agents, successors, and assigns, and each of their associated entities and Affiliates, do hereby release, acquit, satisfy, fully release and forever discharge one another and one another's successors, administrators, legal representatives, assigns, employees, parent and subsidiary corporations, partners, their respective stockholders, officers, directors, representatives, principals, agents, successors, and assigns, and each of their associated entities and Affiliates, of and from all, and all manner of actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which either party ever had, now has, or which either party's successors, heirs, executors or administrators, hereafter can, shall or

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                                      -6-


may have, in any manner arising from, related to, or in connection with the D&L Agreement.

                                   ARTICLE III

                               PAYMENTS TO ANTHRA

            3.1 Settlement Payment. In partial consideration of the execution and delivery by Anthra of this Agreement and the issuance and delivery of the Shares, Schering shall pay Anthra the sum of Three Million Five Hundred Thousand (U.S.) Dollars (US $3,500,000), which proceeds shall be used in research relating to AD32. Schering expressly acknowledges that, as between Anthra and Schering, Anthra will own all rights, title and interest in and to any such research, and any data, know-how, intellectual property, or other property of any kind whatsoever, tangible or intangible, resulting from any such research.

            3.2 Manner of Payment. Payment to Anthra by Schering under this
Article III shall be made within *** of the execution and delivery of this Agreement, in U.S. Dollars, by wire transfer of immediately available funds to the following account: ***.

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                                      -7-


                                   ARTICLE IV

                         ISSUANCE OF SHARES TO SCHERING

            4.1 Issuance of Stock. In partial consideration of the execution and delivery by Schering of this Agreement, Anthra shall issue and deliver to Schering 200,000 shares of its Series D Convertible Preferred Stock, $0.01 par value (the "Shares"), free and clear of all restrictions upon transfer, liens, pledges, charges, and encumbrances of any kind, nature or restriction.

            4.2 Representations and Warranties of Anthra. In connection with the issuance of the Shares to Schering, Anthra hereby makes the following representations and warranties:

                  A. Organization and Qualification of Anthra. Anthra is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own or lease its properties and to conduct the business heretofore conducted by it in the manner and in the places where such properties are owned or leased or such business is conducted by it.

                  B. Authority of Anthra. Anthra has full power and authority to issue and deliver the Shares in accordance with the terms of this Agreement. When issued in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable. All necessary action, corporate or otherwise, has been taken by Anthra to

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
                                      -8-


      authorize the issuance and delivery of the Shares.

                  C. No Conflicts. The issuance and delivery of the Shares in accordance with the terms of this Agreement by Anthra will not constitute a default or event of default under, or violate, conflict with, or result in any breach of the terms, conditions, or provisions of: (i) the corporate charter or By-laws of Anthra; (ii) the laws or regulations of any jurisdiction or any other governmental requirements; or (iii) any material mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, injunction, judgment or decision to which Anthra is a party or by which it or its property is bound or materially affected.

            4.3 Representations and Warranties of Schering. In connection with the issuance of the Shares to Schering, Schering hereby makes the following representations and warranties:

                  A. Accredited Investor. Schering is an "accredited investor" within the definition set forth in Rule 501(a) promulgated under the Securities Act of 1933. Schering understands that Anthra is relying on such representation.

                  B. Securities Not Registered. Schering understands (i) that the Shares have not been registered for sale under United States federal or state securities laws

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                                      -9-


      and that the Shares are being offered and sold to Schering pursuant to one or more exemptions from the registration requirements of such securities laws; (ii) that in order to satisfy such requirements Schering must be acquiring the Shares for its own account for investment and not with a view to distribution thereof except in accordance with applicable securities laws and that the representations and warranties contained in this Section 4.3 are given with the intention that Anthra may rely thereon for purposes of claiming such exemption; and (iii) that the Shares cannot be sold by Schering unless subsequently registered under such laws or unless an exemption from such registration is available.

                  C. Shares Acquired for Investment; Limitations on Disposition. Schering agrees that the Shares will not be sold or otherwise transferred unless (i) a registration statement with respect thereto has become effective under the U.S. Securities Act of 1933; or (ii) there is presented to Anthra an opinion of counsel reasonably satisfactory to Anthra that registration under federal and state securities laws is not required; or (iii) pursuant to the provisions of Rule 144 promulgated under the U.S. Securities Act of 1933.

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                                      -10-


                                    ARTICLE V

                          ROYALTY PAYMENTS TO SCHERING

            5.1 Royalties. In partial consideration of the execution and delivery by Schering of this Agreement, Anthra shall pay Schering, ***. Anthra agrees to require any Purchaser to assume the royalty obligations of Anthra set forth in this Article V.

            5.2 Payment of Royalties. Royalty payments to Schering with respect to *** shall be made to Schering ***, in U.S. dollars by wire transfer of immediately available funds to an account at a commercial bank designated by Schering, within *** of the end of the Contract Quarter in which such sales of the Product occurred. Schering shall designate a commercial bank to receive funds pursuant to this Section, at least five business days before payment is due. Where payments are based on *** in countries other than the United States, the amount of *** expressed in the currency of each country shall be converted into U.S. dollars at the average exchange rate for the applicable Contract Quarter. In determining the average exchange rate for the Contract Quarter, the standard shall be fifty percent (50%) of the sum of (i) the rate quoted by Reuters in New York at 1:00 p.m. on the last business day of the Contract Quarter; plus (ii) the rate quoted by Reuters in New York at 1:00 p.m. on the last

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                                      -11-


business day of the immediately preceding Contract Quarter.

            5.3 Statement of Royalties. Each royalty payment made pursuant to this Article V shall be accompanied by a statement showing the amounts *** and, if applicable, its Licensees, on a country-by-country basis, during such ***, and the amount of royalties due on such ***.

            5.4 Withholding Taxes. Anthra shall pay any and all withholding taxes or similar charges imposed by any government on any amounts due to Schering from Anthra pursuant to this Article V (whether in respect of sales by Anthra or its Licensees) to the proper taxing authority, and proof of payment of such taxes or charges will be secured and sent to Schering as evidence of such payment. All amounts paid by Anthra pursuant to this Section 5.4 shall be paid for the account of Schering and credited against royalties due from Anthra to Schering pursuant to Section 5.1. For the avoidance of doubt, it is hereby agreed that until such time as an appropriate certificate of exemption is obtained from the tax authorities, Anthra shall be entitled to deduct from any payments due to Schering all applicable withholding taxes or similar charges imposed by any government.

            5.5 Record Keeping. Anthra shall, and shall cause its Licensees to, keep complete and accurate books and records pertaining to the sale of the Product in sufficient detail to

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                                      -12-


permit an independent, certified public accountant appointed by Schering to audit and confirm the accuracy of calculations of payments due to Schering hereunder. Such books and records shall be retained by the party in question for at least five (5) years after the expiration or termination of this Agreement, or for such longer period if and as required by law.

            5.6 Audit of Records. At the request of Schering, Anthra shall, and shall cause its Licensees to, permit an independent, certified public accountant appointed by Schering and reasonably acceptable to Anthra at reasonable times and upon reasonable notice, to examine such books and records as may be necessary to: (i) determine, with respect to any Contract Quarter, the correctness of any report or payment made under this Agreement; or (ii) obtain information as to the amount payable for any such Contract Quarter in the case of failure on the part of Anthra to report or pay pursuant to this Agreement. The audit of records conducted pursuant to this Section 5.6 shall not occur more frequently than once per year for Anthra, each of its Licensees and its Affiliates and shall not go back beyond the last audit unless irregularities are found. The results of any such audit shall be promptly made available to Anthra.

            5.7 Audit Disagreement. If there is a dispute

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                                      -13-


between the parties following any audit performed pursuant to Section 5.6, either party may refer the issue (the "Audit Disagreement") to an independent, certified public accountant for resolution pursuant to Section 5.8.

            5.8 Independent Expert Review. In the event an Audit Disagreement is submitted for resolution by either party pursuant to this Article, the parties shall comply with the following procedures:

                  (a) The party submitting the Audit Disagreement for resolution shall provide written Notice to the other party that it is invoking the procedures of this Section.

                  (b) Within fifteen business days of the giving of such Notice, the parties shall select a recognized international accounting firm to act as an independent expert to resolve the Audit Disagreement.

                  (c) The Audit Disagreement submitted for resolution shall be described by the parties to the independent expert, which description may be in written or oral form, within twenty business days of the selection of such independent expert.

                  (d) The independent expert shall render a decision on the matter as soon as practicable.

                  (e) The decision of the independent expert

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
                                      -14-


shall be final and shall not be subject to arbitration under Section 8.5. The parties hereto shall comply with such decision in all respects.

                  (f) All fees and expenses of the independent expert, including any third party support staff or other costs incurred with respect to carrying out the procedure specified above at the direction of the independent expert, shall be borne by the losing party, unless the decision of the independent expert allocates such fees and expenses differently.

                                   ARTICLE VI

                                 CONFIDENTIALITY

            6.1 Confidential Information Relating to D&L Agreement. For a period of five (5) years from the date hereof, Schering shall keep completely confidential and shall not publish or otherwise disclose and shall not use directly or indirectly for any purpose any information furnished to Schering by Anthra pursuant to the D&L Agreement or otherwise relating to any transaction in connection with the D&L Agreement, except to the extent that Schering can establish by competent proof that such information falls within the terms of
Section 6.3 (a)-(d) hereof.

            6.2 Transfer of Information in Connection with D&L

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                                      -15-


Agreement. Schering shall (i) transfer to Anthra, within thirty (30) days of the date hereof, all data, files and other materials in the possession or under the control of Schering relating to the Product or (ii) provide to Anthra, within thirty (30) days of the date hereof, a certificate signed by an officer of Schering stating that all such materials have been destroyed.

            6.3 Confidential Information. Except to the extent permitted by this Agreement or as otherwise agreed by the parties in writing, the parties agree that, at all times during the term of this Agreement and for a five (5) year period following termination or expiration hereof, the party receiving information (the "Receiving Party") shall keep completely confidential, shall not publish or otherwise disclose and shall not use directly or indirectly for any purpose any information furnished to it by the other party (the "Disclosing Party") pursuant to this Agreement or otherwise relating to any transaction contemplated hereby, except to the extent that the Receiving Party can establish by competent proof that such information:

                  (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

                  (b) was part of the public domain at the time

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                                      -16-


of its disclosure by the Disclosing Party;

                  (c) became part of the public domain after its disclosure by the Disclosing Party, other than through any act or omission of the Receiving Party in breach of this Agreement; or

                  (d) was disclosed to the Receiving Party by a third party who had no obligation not to disclose such information to others.

                                   ARTICLE VII

                              TERM AND TERMINATION

            7.1 Term. The term of this Agreement shall commence as of the date on which Anthra shall receive the payment set forth in Article III hereof, and shall expire at the end of the Second Royalty Period.

            7.2 Termination for Material Breach. This Agreement shall be subject to early termination by either party in the event of a material breach hereof by the other party with respect to its obligations under this Agreement, which breach is not cured within sixty (60) days (or, in the case of a payment default, ten (10) business days) following written Notice thereof by the non-breaching party; provided, however, that Anthra shall be required to pay Schering all royalties that may accrue pursuant to Section 5.1 hereof through the date of expiration or the earlier termination of the Agreement.

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                                      -17-


            7.3 Termination for Other Events. Schering may terminate this Agreement if, at any time, Anthra shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Anthra or of its assets, or if Anthra proposes a written agreement of composition or extension of its debts, or if Anthra shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if Anthra shall propose or be a party to any dissolution or liquidation, or if Anthra shall make an assignment for the benefit of its creditors.

            7.4 Effect of Expiration or Termination. The expiration of the term hereof, or any early termination of this Agreement, shall be without prejudice to any rights or obligations of the parties that may have accrued prior to such expiration or termination. Termination of this Agreement in accordance with the provisions hereof shall not limit remedies which may otherwise be available in law or equity. The rights and obligations of the parties under Article II hereof and this Article VII shall survive expiration or termination of this Agreement.

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                                      -18-


                                  ARTICLE VIII

                               GENERAL PROVISIONS

            8.1 Notice. All notices, requests, reports, statements and other communications to either party (each a "Notice") shall be in writing, in the English language, shall refer specifically to this Agreement and shall be hand delivered or sent by express courier service, carriage costs prepaid, or by facsimile to the respective addresses specified below (or to such other address as may be specified by Notice to the other party):

            If to Anthra:

            Anthra Pharmaceuticals, Inc.
            19 Carson Road
            Princeton, N.J. 08540 USA
            Fax: (609) 924-3875
            Attention: Michael C. Walker

            If to Schering:

            Schering AG
            13342 Berlin
            Germany
            Fax: 49-30-468-4086
            Attention:  Head, Legal Department

            Any Notice delivered by facsimile or similar means shall be confirmed by a hard copy delivered as soon as practicable. The effective date of any Notice shall be: (a) the date of the addressee's receipt, if delivered by hand or express courier; (b) the date of receipt if received by

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                                      -19-


5:00 p.m. local time on a business day or, if not, the first business day after receipt, if sent by facsimile.

            8.2 Further Assurances. Each party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

            8.3 Successors and Assigns. The terms and provisions hereof shall inure to the benefit of, and be binding upon, Anthra, Schering and their respective successors and permitted assigns; provided, however, that, except as expressly provided herein, neither party may, without the prior written consent of the other party, assign or otherwise transfer any of its rights and interests, or delegate any of its obligations, hereunder. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 8.3 shall be null and void.

            8.4 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the

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                                      -20-


laws of the State of Delaware, U.S.A., without regard to principles of conflicts of law.

            8.5 Arbitration. Except as set forth in Section 5.8 hereof, any disputes arising under this Agreement shall be resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce to be held in New York, New York. All proceedings are to be conducted in the English language. The parties shall appoint an arbitrator by mutual agreement. If the parties cannot agree on the appointment of an arbitrator within thirty (30) days after receipt of a demand for arbitration, each party shall appoint one arbitrator, and the two arbitrators shall appoint a third arbitrator. If the party-appointed arbitrators cannot agree on the third arbitrator, the third arbitrator shall be appointed by the President of the International Chamber of Commerce. Any fees and expenses payable with respect to the arbitration shall be borne by the party losing the case. All arbitration rulings and awards shall be final and binding on the parties and shall be enforceable in accordance with the Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

            8.6 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by

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                                      -21-


applicable law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction, and (c) the parties agree to use their best efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the parties with respect thereto. To the fullest extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

            8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

            8.8 Captions. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.

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                                      -22-


            8.9 Entire Agreement. This Agreement constitutes, on and as of the date hereof, the entire agreement of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter, including without limitation the D&L Agreement, are hereby superseded in their entireties. This Agreement shall not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

ANTHRA PHARMACEUTICALS, INC.                SCHERING AG

By: /s/ Michael C. Walker                   By: /s/ Dr. Erlen
    --------------------------                  --------------------------------
    Name: Michael C. Walker                     Name: Dr. Erlen
    Title: President                            Title: Member of the Board
                                                       of Executive Directors

                                            By: /s/ Dr. J-F Kapp
                                                --------------------------------
                                                Name: Dr. J-F. Kapp
                                                Title: Head of Strategic
                                                Business Unit Therapeutics

*** CONFIDENTIAL TREATMENT REQUESTED.